Exhibit 10.1

UNIT PURCHASE AGREEMENT

Unit Purchase Agreement (this “Agreement”), dated October 25, 2012, among Eyefly LLC (the “Company”), Bluefly, Inc., a Delaware corporation (“Bluefly”), A+D Labs LLC, a Delaware limited liability Company (“A+D”) and Tworoger Associates, Ltd (“Modo”).

R E C I T A L S:

A.        Bluefly and A+D are the Founding Members of, and own all of the issued and outstanding Units in, the Company, to wit: Bluefly owns 4,420,000 Class A Common Units (the “Bluefly Units”) and A+D owns 4,080,000 Class A Common Units.

B.        Bluefly, A+D and the Company are parties to an Operating Agreement, dated January 4, 2011, with respect to the Company (the “Operating Agreement”).

C.        Bluefly is a party to a Management Services Agreement dated January 4, 2012 with the Company (the “Bluefly Agreement”) and Modo, an Affiliate of A+D is a party to a Management Services Agreement dated January 4, 2012 with the Company (the “A+D Agreement”). As of the date hereof, the Company is indebted to Bluefly pursuant to the Bluefly Agreement for Service Provider Fees in the amount of $246,294 (the “Bluefly Account”) and the Company is indebted to Modo pursuant to the Modo Agreement for Service Provider Fees in the amount of $221,705 (the “Modo Account”).

D.        A+D wishes to purchase the Bluefly Units, and Bluefly wishes to Transfer the Bluefly Units to A+D, upon the terms and conditions herein set forth.

It is agreed as follows:

1.           Definitions. Except as otherwise set forth herein, capitalized terms shall have the meanings ascribed to those terms in the Operating Agreement.

2.           Purchase and Sale. For the purchase price of One Hundred Thousand ($100,000.00) Dollars (the “Price”), Bluefly hereby sells and assigns to A+D, and A+D hereby purchases from Bluefly, all of Bluefly’s right, title and interest in and to the Bluefly Units, free and clear of all liens, mortgages, pledges, security interests, claims, restrictions or other encumbrances, or charges or defects of title of any nature whatsoever (“Liens”). The closing of the Transfer will take place simultaneously with the execution of this Agreement. A+D shall pay $50,000.00 of the Price by wire transfer to Bluefly simultaneously with the execution of this Agreement, and the remaining $50,000.00 shall be paid in ten installments of $5,000.00 each, with such installments being due on each of the next ten monthly anniversaries of the date hereof.

2.1 Deliveries. At the Closing, Bluefly shall deliver to A+D: (i) the Assignment of Units attached as Exhibit 2.1-1 hereto, (ii) the Assignment of Domain Names attached as Exhibit 2.1-2 hereto, (iii) the resignations of Joseph Park and Kara Jenny as Managers appointed by Bluefly to the Company’s Board of Managers, and (iv) the resignations of all current officers of the Company.

3.           Representations and Warranties of Bluefly. Bluefly hereby represents and warrants and covenants to A+D, except as arising from the execution and performance of this Agreement, as follows:

1

(a) Authority. Bluefly has full legal capacity to execute and deliver and to perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Bluefly and constitutes the legal, valid and binding obligation of Bluefly, enforceable against Bluefly in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally, and to general principles of equity, whether applied in a proceeding at law or in equity.

(b) Title to the Bluefly Units. Bluefly is the lawful owner, of record and beneficially, of the Bluefly Units and has good and marketable title to such Units, free and clear of any Liens, other than Liens released from Bluefly’s lender released as of the Closing and Liens created under the Operating Agreement. Other than the Bluefly Units, Bluefly does not own any other interest in the Company, including, options, rights, warrants or other securities able to be converted, exchanged or exercised for or into ownership interests of the Company.

(c) Non-Contravention. The execution, delivery and performance of this Agreement by Bluefly and the consummation of the transactions contemplated hereby do not and will not: (i) contravene or result in a violation or breach of any applicable law, ordinance or regulation or any order, writ, award, judgment, decree or other determination which affects or binds Bluefly or any of its assets or properties; or (ii) conflict with, result in a violation of, constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of acceleration, termination or the imposition of penalties under any contract, deed of trust, mortgage, trust, lease, indenture, permit, franchise, governmental or other license, permit or other authorization, contract, agreement, note or any other agreement, instrument or restriction to which Bluefly is a party or by which any of its assets or properties may be affected or bound.

It is understood and agreed that Bluefly makes no representations and warranties with respect to the Company and its business.

4.           Representations and Warranties of A+D. A+D hereby represents and warrants and covenants to Bluefly, except as arising from the execution and performance of this Agreement, as follows:

(a) Authority. A+D has full legal capacity to execute and deliver and to perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by A+D and constitutes the legal, valid and binding obligation of A+D, enforceable against A+D in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally, and to general principles of equity, whether applied in a proceeding at law or in equity.

(b) Non-Contravention. The execution, delivery and performance of this Agreement by A+D and the consummation of the transactions contemplated hereby do not and will not: (i) contravene or result in a violation or breach of any applicable law, ordinance or regulation or any order, writ, award, judgment, decree or other determination which affects or binds A+D or any of its assets or properties; or (ii) conflict with, result in a violation of, constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of acceleration, termination or the imposition of penalties under any contract, deed of trust, mortgage, trust, lease, indenture, permit, franchise, governmental or other license, permit or other authorization, contract,

2

agreement, note or any other agreement, instrument or restriction to which A+D is a party or by which any of its assets or properties may be affected or bound.

5.           Trademarks, Service Marks and Domain Names. Based on commercially reasonable efforts to identify the same, Bluefly believes that the domain names set forth on Schedule A to the form Assignment of Domain Names attached hereto as Exhibit 2.1-2, represent the only domain names registered in its name or any Affiliate other than the Company that contains the term “Eyefly” or were otherwise obtained for use with respect to the Company’s business (“Eyefly Domain Names”), it being understood and agreed that a domain name shall not be deemed an Eyefly Domain Name as a result of containing the word “fly.” In the event that, following the Closing, the parties become aware of additional Eyefly Domain Names registered in Bluefly’s name or in the name of a Bluefly Affiliate, Bluefly shall promptly file an Assignment of Domain Names in the form attached hereto as Exhibit 2.1-2 with respect to such additional Eyefly Domain Names. Within five (5) business days of the Closing, A+D will ensure that the Eyefly website and all Eyefly materials are modified such that Bluefly is not described as an owner or in any way affiliated or associated with Eyefly. Bluefly covenants and agrees that it will not anytime in the future, directly or indirectly, for itself or any Affiliate, without the written consent of A+D and the Company in advance, own, apply for or register any trademark, service mark or domain name that contains the term “Eyefly” or any term substantially similar to the term “Eyefly” (an “Eyefly Use”) anywhere in the world, it being understood that a trademark, service mark or domain name shall not be deemed an Eyefly Use as a result of containing the word “fly” unless it contains in addition to the word “fly” a term related to eyewear (for example, “opticfly” “eyewearfly” or “glassesfly.

6.           Indemnification. Each party agrees to indemnify and fully defend the other, and save and hold the other harmless, from and against any damage, liability, loss, claim, cost, expense (including all reasonable attorney’s fees), deficiency, interest, penalty, imposition, assessment or fine arising out of or resulting from any breach or violation of any representation, warranty or covenant of the indemnifying party under this Agreement. In addition, A+D and the Company agree to indemnify and fully defend Bluefly, and save and hold Bluefly harmless, from and against any damage, liability, loss, claim, cost, expense (including all reasonable attorney’s fees), deficiency, interest, penalty, imposition, assessment or fine arising out of or resulting from the operation of the Company’s business after the Closing.

7.           Termination of Bluefly Agreement; Conversion of Accounts to Loans. Effective upon the closing, (i) the Bluefly Agreement shall terminate and be of no further force or effect; (ii) of the Bluefly Account, $61,573.50 shall be converted to a non-interest bearing loan by Bluefly to the Company (the “Bluefly Loan”) and the balance of the Bluefly Account ($184,720.50) shall be deemed forgiven, and (iii) the Modo Account shall be converted to a non-interest bearing loan by Modo to the Company in the amount of such Account (the “Modo Loan”). Each such loan shall be repayable at such time as cash becomes available, provided, however, the Modo Loan shall be subordinate to the Bluefly Loan and no part of the Modo Loan shall be repaid, and no other Restricted Payments (as hereinafter defined) shall be made, unless and until the Bluefly Loan has been repaid in full. For the avoidance of doubt, the foregoing subordination of the Modo Loan to the Bluefly Loan shall not limit or otherwise affect the obligations of the Company to make payments to Modo under the Modo Agreement on obligations thereunder accruing from and after the closing. For purposes hereof, the term “Restricted Payments” shall

3

mean: (a) any distributions to members of the Company (other than distributions for the sole purpose of compensating members for income taxes payable on income allocated to them by the Company); and (b) any payments to members of the Company and their affiliates, other than payments made for goods and services provided to the Company at cost.

8.           Termination of Rights Under Operating Agreement. Upon the closing of the Transfer of the Bluefly Units to A+D, all the rights and obligations of Bluefly under the Operating Agreement, including but not limited to the Call Option under Section 19.10 thereof and the provisions of Section 20.2, shall terminate.

9.           Miscellaneous.

Governing Law. This Agreement, and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties, will be governed by the laws of the State of New York without regard to principles of choice of laws.

Entire Agreement; Waiver. This Agreement constitutes the entire agreement between the parties, supersedes any and all other agreements, either oral or in writing, between the parties with respect to the subject matter hereof, and except as otherwise set forth in this Agreement may be modified or amended only by an agreement in writing signed by both parties. No covenant, term or condition of this Agreement or breach thereof shall be deemed waived unless the waiver is in writing, signed by the party against whom enforcement is sought, and any waiver shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition.

Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining portions of this Agreement shall remain in full force and effect and shall not be affected or invalidated.

Survival. All representations, warranties, covenants and obligations in this Agreement shall survive the closing.

Assignment; Successors. This Agreement is binding upon, and shall inure to the benefit of, each of the parties hereto and their respective successors and assigns.

No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto, and their respective successors, permitted assigns and affiliated individuals, companies and entities, and nothing herein, express or implied, is intended to, or shall be construed to, provide or create any legal or equitable rights or benefits to any individual, company or entity other than such parties.

Counterparts; Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which shall constitute the same instrument. Facsimile and scanned signatures shall be deemed original signatures.

[Signature Page Follows]

4

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the day and year first above written.

Bluefly, Inc.

By:	/s/ Joseph Park
Name:	Joseph Park
Title:	Chief Executive Officer

A+D Labs LLC

By:	/s/ Alessandro Lanaro
Name:	Alessandro Lanaro
Title:	Manager

Tworoger Associates, Ltd.

By:	/s/ Alessandro Lanaro
Name:	Alessandro Lanaro
Title:	President

Eyefly LLC

By:	/s/ Alessandro Lanaro
Name:	Alessandro Lanaro
Title:	Manager

5